SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2009

ETHOS ENVIRONMENTAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30237	88-0467241
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

6800 Gateway Park Drive San Diego, CA 92154
(Address of principal executive offices)

619-575-6800
(Registrant’s Telephone Number)

(Former name or former address, if changed since last report)

Copy of all Communications to:

Luis Carrillo

Carrillo Huettel, LLP

501 W. Broadway, Suite 800

San Diego, CA 92101

phone: 619.399.3090

fax: 619.330.1888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     . Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 7, 2009, Ethos Environmental, Inc. (the “Company”) entered into a Settlement Agreement and General Release (the “Settlement Agreement”) with Thrive Worldwide, LLC, Amy Black, Jack Peterson and Craig Ellins (collectively, “Thrive”). The Settlement Agreement released both Ethos and Thrive from all obligations related to the Outsourcing Agreement executed by and between the parties in February 2009.

Accordingly, the Company and Thrive resolved to terminate the Outsourcing Agreement and enter into the Settlement Agreement in order to resolve and release any and all claims by and between the Company and Thrive under the Outsourcing Agreement. Pursuant to the terms of the Settlement Agreement, (i) the Company issued, in favor of Thrive, a Promissory Note (the “Note”) in the amount of $80,000 bearing simple interest at a rate of 10% per annum which shall mature and become due and payable on the six month anniversary thereof; (ii) the Company agreed to issue to Thrive 1,000,000 restricted shares (the “Shares”) of the Company’s common stock; (iii) Thrive and the Company concurrently entered into an Assignment Agreement, (the “Assignment Agreement”) whereby Thrive assigned all right, title and interest to all asset paid for by Ethos and used by Thrive for the benefit of Ethos including, but not limited to that certain Exigo software system and any the service agreement related thereto, as well as, the ownership of any and all domain names/URL’s procured by Thrive pursuant to the Outsourcing Agreement; (iv) any and all shares, or rights thereto granted to Thrive pursuant to the Outsourcing Agreement, including all options/warrants, shall be forever cancelled and returned to the Company’s treasury; (v) all expenses germane to the Outsourcing Agreement incurred prior to June 15, 2009, shall be assessed to Thrive and all expenses germane to the Outsourcing Agreement incurred after June 15, 2009, shall assessed to the Company; and, (vi) within the multi-level marketing network, of which Thrive is a member, any such position within that network currently held by Thrive shall be forever forfeited and relinquished.

Concurrently, with the Settlement Agreement, Thrive entered into an agreement with MKM Opportunity Master Fund, Ltd. (“MKM”), whereby Thrive has instructed the Company to: (i) issue the Note in favor of MKM; and, (ii) issue the Shares directly in the name of MKM. The respective descriptions of: (i) Settlement Agreement; (ii) the Note; and, (iii) the Assignment Agreement are brief summaries only and are qualified in their entirety by their respective terms set forth in each document, forms of which are filed as exhibits to this Current Report on Form 8-K (the “Current Report”).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 3.02 Unregistered Shares of Equity Securities.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits.

Exhibit No.	Description
10.1	Settlement Agreement and Mutual General Release
10.2	Promissory Note issued in favor of MKM Opportunity Master Fund, Ltd.
10.3	Assignment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 13, 2009	Ethos Environmental, Inc.

By: /s/ Corey Schlossmann Corey Schlossmann, President & CEO

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